UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2009
Dolan Media Company
(Exact name of registrant as specified in its charter)

Delaware	001-33603	43-2004527

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (612) 317-9420
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 31, 2009, our board of directors appointed Scott J. Pollei, 48, as our executive vice president and chief operating officer and Vicki J. Duncomb, 52, as our vice president and chief financial officer. These appointments were effective August 1, 2009. In her capacity as vice president and chief financial officer, Ms. Duncomb will also serve as our principal financial officer and principal accounting officer. Ms. Duncomb will also continue to serve as our corporate secretary.
Mr. Pollei had previously served as our executive vice president and chief financial officer since December 2001. From January 1994 to December 2001, Mr. Pollei served as our vice president of finance. Prior to 1994, Mr. Pollei was a senior manager at KPMG, LLP. Mr. Pollei is an inactive certified public accountant.
Ms. Duncomb had previously served as our vice president of finance since July 2006 and as our corporate secretary since April 2007. From February 2000 through March 2006, Ms. Duncomb served as the director of finance and operations for the McGraw-Hill Companies Healthcare Information Group, an Edina, Minnesota-based educational and professional healthcare information provider.
Other than their employment with us, neither Mr. Pollei nor Ms. Duncomb has a direct or indirect material interest in any transaction since January 1, 2009, or any currently proposed transaction, to which we are or to be a party in which the amount involved exceeds $120,000, nor were there any arrangements or understandings between either of them and any other persons pursuant to which our board appointed them to these positions. Neither Mr. Pollei nor Ms. Duncomb has any family relationships with the company, our executive officers or our directors.
(e) In connection with his appointment as executive vice president and chief operating officer, we entered into an amended and restated employment agreement with Mr. Pollei (the “Pollei Employment Agreement”). There were no material changes to Mr. Pollei’s employment agreement from the terms described on page 36 of our 2009 proxy statement, other than the following: (1) the effective date of the employment agreement is August 1, 2009, and has an initial term of two years; (2) beginning August 1, 2010, and on each day thereafter, the employment term will be automatically extended for one day, such that at any given time the remaining employment term will be one year; (3) Mr. Pollei’s annual base salary is increased from $264,000 to $289,000; and (4) Mr. Pollei’s title was changed. There were no other changes to Mr. Pollei’s compensation, including his performance-based short term cash incentive, from that compensation described in our 2009 proxy statement, which is incorporated herein by reference.
In connection with her appointment as vice president and chief financial officer, we entered into an employment agreement with Vicki J. Duncomb (the “Duncomb Employment Agreement”), effective as of August 1, 2009. Ms. Duncomb’s employment agreement has an initial term of two years. Beginning August 1, 2010, and on each day thereafter, the employment term will be automatically extended for one day, such that at any given time the remaining employment term will be one year. The agreement provides that Ms. Duncomb will report to our chief operating officer and, indirectly, to our chief executive officer and our board of directors.
Under the employment agreement, Ms. Duncomb’s annual base salary is $225,000 for the remainder of 2009. For each calendar year after 2009, Ms. Duncomb’s base salary will be increased by the positive percentage change, if any, in the consumer price index from the month of December from two years prior to the month of December from the previous year. In addition to her base salary, Ms. Duncomb is eligible to receive an annual cash short-term incentive payment that will be based on performance goals set by the compensation committee as part of an annual cash short-term incentive program that is established in accordance with our incentive compensation plan. Each year, Ms. Duncomb’s annual short-term incentive performance goals will be established by the compensation committee at its sole discretion in accordance with our cash short-term incentive program. For 2009, the compensation committee set a targeted short-term incentive payout for Ms. Duncomb equal to 50% of her annual base salary. The amount of this payout is determined one-half on the company achieving our targeted cash earnings per diluted share and one-half on achieving finance department objectives established by Mr. Pollei, with scaling between 0% and 200% based on the under-performance or over-performance of each of these targets. The compensation committee did not make any changes to Ms. Duncomb’s short-term cash incentive targets and intends to use a weighted-average of her annual base salary for 2009 to determine the amount of her short-term incentive payout. Prior to this promotion, Ms. Duncomb’s annual base salary for 2009 was $200,000.

For a description of our short-term cash incentive program, please refer to pages 27-30 of our 2009 proxy statement.

The employment agreement provides Ms. Duncomb four weeks of paid vacation annually, a club membership as approved by our compensation committee and the right to participate in our 401(k), welfare and fringe benefit plans and receive perquisites that we generally make available to our other senior executive officers. We will pay Ms. Duncomb’s fees in connection with the negotiation, preparation and enforcement of this employment agreement.
Ms. Duncomb is entitled to severance benefits upon a termination of her employment without cause or a resignation by Ms. Duncomb with good reason (as such terms are defined below). In such case, Ms. Duncomb is entitled to her base salary and benefits through the termination date and any unpaid annual short-term incentive payment due to her for the preceding fiscal year, together with (1) an amount equal to one year of her annual base salary, in effect at the time of the termination, (2) a pro-rated portion of her annual short-term incentive payment that would have been payable to her for such fiscal year had she remained employed by us for the entire year, and (3) medical and dental benefits for her and her covered dependents for a period of eighteen months following her termination. If Ms. Duncomb’s employment was terminated due to her death or disability or by us for cause, we would pay to Ms. Duncomb (or her beneficiary, as applicable) (1) any accrued but unpaid base salary and benefits earned through the date of termination, and (2) a pro-rated portion of her annual short-term incentive payment that would have been payable to her for such fiscal year had she remained employed by us for the entire year in the case of termination due to death or disability.
“Cause” and “good reason” have the meanings set forth in her employment agreement. “Cause” means the occurrence of any of the following events: (1) a material breach by Ms. Duncomb of her employment agreement that remains uncured for 10 days after she receives notice of the breach; (2) Ms. Duncomb continues to willfully and materially fail to perform her duties under her employment agreement, or engages in excessive absenteeism unrelated to illness or permitted vacation, for a period of 10 days after delivery of a written demand for performance that specifically identifies the manner in which we believe that Ms. Duncomb has not performed her duties; (3) Ms. Duncomb’s commission of theft, fraud, misappropriation or embezzlement in connection with our or our affiliates’ business; or (4) Ms. Duncomb’s commission of criminal misconduct constituting a felony. “Good reason” means: (1) we move our principal offices from the Minneapolis-St. Paul metropolitan area and require Ms. Duncomb to relocate, (2) any material diminution by us in Ms. Duncomb’s duties or responsibilities inconsistent with the terms of her employment agreement which remains uncured for 30 days after we receive notice; (3) we materially breach any of our obligations under Ms. Duncomb’s employment agreement that remains uncured for 30 days after we receive notice of the breach, or (4) a diminution in Ms. Duncomb’s base salary or the target amount of any annual short-term incentive payment, or a material diminution in benefits available to Ms. Duncomb, other than: (a) an inadvertent and isolated act or omission that is promptly cured upon notice to us or (b) a diminution of benefits applicable to our other senior executive officers.
Ms. Duncomb has also agreed to restrictive covenants that will survive for one year following expiration or termination of her employment agreement pursuant to which she has agreed to not compete with our business, subject to certain limited exceptions, or solicit or interfere with our relationships with our employees and independent contractors.
We have also filed a press release, announcing Mr. Pollei and Ms. Duncomb’s appointments, a copy of which is attached to and incorporated herein as Exhibit 99.1
The foregoing descriptions of the Pollei Employment Agreement and the Duncomb Employment Agreement are qualified in their entirety by reference to the full text of the Pollei Employment Agreement and Duncomb Employment Agreement that are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated in it by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description of Exhibits
10.1	Amended and Restated Employment Agreement between the Company and Scott J. Pollei dated August 1, 2009

10.2	Employment Agreement between the Company and Vicki J. Duncomb dated August 1, 2009

99.1	Press Release of the Company dated August 4, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY
By:	/s/ Vicki J. Duncomb
	Name:	Vicki J. Duncomb
Its: Vice President and Chief Financial Officer
Dated: August 4, 2009

Exhibit Index

Exhibit
Number	Description of Exhibits
10.1	Amended and Restated Employment Agreement between the Company and Scott J. Pollei dated August 1, 2009

10.2	Employment Agreement between the Company and Vicki J. Duncomb dated August 1, 2009

99.1	Press Release of the Company dated August 4, 2009